                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (File No. 33-60683) of our report, which includes an explanatory paragraph pertaining to accounting changes, dated March 10, 1995 on our audits of the consolidated financial statements and financial statement schedule of Service Corporation International as of December 31, 1994 and 1993, and for the years then ended, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.

Houston, Texas
September 6, 1995